UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 31, 2017

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918
(Commission File Number)	(IRS Employer Identification No.)
115 Perimeter Center Place
Suite 700	30346
Atlanta, GA 30346
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, Cotiviti Holdings, Inc. (the “Company”) announced that it has appointed Mr. Bradley Ferguson as Senior Vice President and Chief Financial Officer, effective as of November 6, 2017. Mr. Ferguson, 47, previously served as Executive Vice President - Corporate Development and Managing Director, Consumer & Small Business for EarthLink, Inc. (prior to its acquisition by Windstream in February 2017)  from 2015 through 2017. From 2009 to 2015, Mr. Ferguson served as Executive Vice President - Chief Financial Officer for EarthLink, Inc. Prior to this, Mr. Ferguson served in various roles with EarthLink, Inc. from 1996 to 2009, including Vice President - Controller, Vice President – Commercial Finance, Vice President – Treasurer, and Vice President – Finance and Controller. Prior to his service with EarthLink, Inc., Mr. Ferguson was an accountant with Arthur Andersen, LLP. Mr. Ferguson holds a degree in Accounting from the University of Georgia, a MBA from Emory University, and is a Certified Public Accountant.

As the Company’s Chief Financial Officer, Mr. Ferguson will (i) receive an annualized base salary of $435,000, subject to review by the Company’s Board of Directors, (ii) be eligible to receive an annual performance-based cash bonus with a target amount of 70% of annual base salary, and (iii) receive an initial equity award of restricted stock units valued at $500,000 on December 1, 2017, which grant will vest in full on the third anniversary of the date of grant, provided Mr. Ferguson is still employed with the Company on that date. The other provisions of Mr. Ferguson’s employment agreement, including termination of employment and change in control provisions, are consistent with the provisions of the employment agreements for our other named executive officers, as previously disclosed in the Company’s Annual Report on Form 10-K.

In connection with Mr. Ferguson’s appointment as Chief Financial Officer, Ms. Adrienne Calderone, who served as the Company’s interim Chief Financial Officer beginning on September 1, 2017, will return to her role as Vice President and Controller.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits

See Exhibit Index.

Exhibit Index

Exhibit Number	Description
99.1	Cotiviti Holdings, Inc. Press Release dated October 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI Holdings, Inc.
By:	/s/jonathan olefson
Name:	Jonathan Olefson
Title:	Senior Vice President, General Counsel and Secretary

Date: October 31, 2017